Exhibit 99.1

Charles M. Shaffer

Executive Vice President

Chief Financial Officer

(772) 221-7003

Chuck.Shaffer@seacoastbank.com

SEACOAST REPORTS THIRD QUARTER 2018 RESULTS

Net Income Increased 15% Year-Over-Year to $16.3 Million

Third Consecutive Quarter of Record Consumer and Small Business Loan Originations, up 45% Year-Over-Year

First Green Acquisition Completed

STUART, Fla., October 25, 2018 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida (“Seacoast” or “the Company”) (NASDAQ: SBCF) reported net income of $16.3 million, or $0.34 per share for the third quarter of 2018, up 15% or $2.1 million year-over-year. Seacoast reported adjusted net income1 of $17.6 million, or $0.37 per share, representing a 16% or $2.5 million increase year-over-year.

For the third quarter 2018, return on average tangible assets was 1.18%, return on average tangible shareholders’ equity was 12.0%, and the efficiency ratio was 57.0%, compared to 1.24%, 13.1% and 58.4%, respectively, in the prior quarter and 1.12%, 12.5%, and 58.9%, respectively, in the third quarter of 2017. Adjusted return on average tangible assets1 was 1.22%, adjusted return on average tangible shareholders’ equity1 was 12.4%, and the adjusted efficiency ratio1 was 56.3%, compared to 1.28%, 13.5%, and 57.3%, respectively, in the prior quarter, and 1.16%, 12.8%, and 57.7%, respectively, in the third quarter of 2017.

Dennis S. Hudson, III, Seacoast’s Chairman and CEO, said, “Our shareholders continue to benefit from Seacoast's balanced growth strategy, combining organic growth with value-creating acquisitions. Our data analytics and proprietary tools are generating strong growth and returns to our franchise, producing our third consecutive quarter of record consumer and small business originations. Our underlying fundamentals are robust, with increasing operating leverage, a strong balance sheet, and a low-cost deposit base, positioning us for continued growth and community banking leadership."

Hudson added, "Our acquisition of First Green Bancorp, completed on October 19, is exceeding our expectations and we fully expect to exceed the returns that we projected at the time of announcement."

Charles M. Shaffer, Seacoast’s Chief Financial Officer, said, “We maintained our disciplined approach to credit, liquidity, and expense management, while continuing to make investments in technology and talent, resulting in an increase in tangible book value per share to $12.01 at period end, situating us well to achieve our Vision 2020 goals. Our balance sheet continues to perform as expected, with the net interest margin expanding 5 basis points, loan yields expanding 10 basis points, securities yields expanding 15 basis points, and the cost of deposits only increasing 4 basis points. With a loan to deposit ratio of 86% and a ratio of tangible common equity to tangible assets of 9.8%, we have the resources to invest in our organic growth initiatives while maintaining the granularity and quality of our loan portfolio."

[1]	Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Notable Items Impacting the Third Quarter

Results for the third quarter were impacted by a $3.1 million increase in the reserve for a single impaired loan, originated in 2007, which we discussed last quarter upon moving to nonaccrual. The increase in this specific reserve impacted earnings per diluted share by 5 cents.

Completion of the Acquisition of First Green Bancorp

On October 19, 2018, we completed the acquisition of First Green Bancorp, Inc., headquartered in Orlando, Florida. First Green operated seven branches in the Orlando, Daytona and Ft. Lauderdale markets, with deposits of approximately $664 million and loans of $676 million at September 30, 2018. We expect the acquisition to have a tangible book value earn-back of less than one year using the cross over method and to provide an internal rate of return well over 25%. We are ahead of schedule on our expense consolidation efforts, and are confident we will exceed our announced returns and accretion targets.

"We welcome First Green's customers and associates to the Seacoast family, and look forward to working together as we build on our strengths and expand our franchise," Hudson added.

Third Quarter 2018 Financial Highlights

Income Statement

•	Net income was $16.3 million, or $0.34 per diluted share, compared to $17.0 million or $0.35 for the prior quarter and $14.2 million or $0.32 for the third quarter of 2017. For the nine months ended September 30, 2018, net income was $51.3 million compared to $29.8 million for the nine months ended September 30, 2017. Adjusted net income[1] was $17.6 million, or $0.37 per diluted share, compared to $18.3 million or $0.38 for the prior quarter and $15.1 million or $0.35 for the third quarter of 2017. For the nine months ended September 30, 2018, adjusted net income[1] was $55.2 million compared to $38.1 million for the nine months ended September 30, 2017.

•	Net revenues were $63.9 million, an increase of $0.9 million or 1% compared to the prior quarter, and an increase of $6.7 million or 12% compared to the third quarter of 2017. For the nine months ended September 30, 2018, net revenues were $188.8 million, an increase of $28.9 million or 18% compared to the nine months ended September 30, 2017. Adjusted revenues[1] were $63.9 million, an increase of $0.9 million, or 1%, from the prior quarter and an increase of $6.7 million, or 12% from the third quarter of 2017. For the nine months ended September 30, 2018, adjusted revenues[1] were $189.0 million, an increase of $29.1 million or 18% compared to the nine months ended September 30, 2017.

•	Net interest income totaled $51.6 million, an increase of $1.4 million or 3% from the prior quarter and an increase of $5.8 million or 13% from the third quarter of 2017. For the nine months ended September 30, 2018, net interest income totaled $151.5 million, an increase of $23.5 million or 18% compared to the nine months ended September 30, 2017.

•	Net interest margin was 3.82% in the current quarter compared to 3.77% in the prior quarter and 3.74% in the third quarter of 2017. Removing the impact of accretion of purchase discounts on acquired loans, the net interest margin was 3.64% in the current quarter, compared to 3.61% in the prior quarter and 3.54% in the third quarter of 2017. Quarter over quarter, the yield on loans expanded 10 basis points, the yield on securities expanded 15 basis points, and the cost of deposits increased 4 basis points.

•	Noninterest income totaled $12.3 million, a decrease of $0.4 million or 3% compared to the prior quarter and an increase of $0.9 million or 7% from the third quarter of 2017. For the nine months ended September 30, 2018, noninterest income totaled $37.3 million, 17% higher than the nine months ended September 30, 2017. Growth in deposits and increased customer engagement resulted in increases in the 2018 year to date period of $1.4 million in interchange income and $0.7 million in service charges on deposits when compared to the 2017 year to date period. Wealth management revenue, which includes trust and brokerage services, continues to benefit from prior investment in technology and talent, resulting in an increase of $0.6 million compared to the nine months ended September 30, 2017. Partially offsetting, mortgage banking fees decreased by $1.1 million during the nine months ended September 30, 2018. The prior year benefited from two larger portfolio sales over the last two quarters of 2017.

[1]	Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

•	The provision for loan losses was $5.8 million, compared to $2.5 million in the prior quarter and $0.7 million in the third quarter of 2017, reflecting the effects of portfolio growth as well as an increase of $3.1 million in the reserve for a single impaired loan. This loan, which we discussed last quarter upon moving to nonaccrual, was originated in 2007. This increase in specific reserve added 9 basis points to the nonacquired loan allowance.

•	Noninterest expense was $37.4 million, a decrease of $0.8 million or 2% to the prior quarter and an increase of $3.0 million or 9% from the third quarter of 2017. Increases in salaries and wages and employee benefits of $0.9 million quarter-over-quarter was the result of investments in commercial bankers and talent to scale our organization. More than offsetting, expenses were well controlled during the quarter across other line items. For the nine months ended September 30, 2018, noninterest expense was $112.8 million compared to $110.7 million for the nine months ended September 30, 2017. Adjusted noninterest expense[1] was $35.9 million compared to $36.5 million in the prior quarter, and $32.8 million in the third quarter of 2017. For the nine months ended September 30, 2018, adjusted noninterest expense[1] was $108.2 million compared to $97.6 million for the nine months ended September 30, 2017. As a percentage of average tangible assets, adjusted noninterest expense in the current quarter was 2.48% compared to 2.57% for the prior quarter and 2.50% for the third quarter of 2017.

•	Seacoast recorded $4.4 million in income tax expense in the current quarter, compared to $5.2 million in the prior quarter and $7.9 million in the third quarter of 2017. Tax benefits related to stock-based compensation were $0.4 million in the current quarter compared to $0.2 million in the prior quarter.

•	Year to date adjusted revenues[1] increased 18% compared to prior year while adjusted noninterest expense[1] increased 10%, providing 8% operating leverage.

•	The efficiency ratio was 57.0% compared to 58.4% in the prior quarter and 58.9% in the third quarter of 2017. The adjusted efficiency ratio[1] was 56.3% compared to 57.3% in the prior quarter and 57.7% in the third quarter of 2017.

Balance Sheet

•	At September 30, 2018, the Company had total assets of $5.9 billion and total shareholders' equity of $733 million. Book value per share was $15.50 and tangible book value per share was $12.01, compared to $15.18 and $11.67, respectively, at June 30, 2018 and $13.66 and $10.95, respectively, at September 30, 2017.

•	Debt Securities totaled $1.3 billion at September 30, 2018, a decrease of $46 million compared to prior quarter and a decrease of $74 million from September 30, 2017. Given the current interest rate environment, the securities portfolio is being used as a liquidity source to fund loan growth.

[1]	Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

•	Net loans totaled $4.0 billion at September 30, 2018, an increase of $80 million compared to prior quarter or 9% annualized in the current quarter, and an increase of $667 million or 20% from September 30, 2017. Excluding the impact of two acquisitions in the fourth quarter of 2017, loans increased $267 million or 8% from September 30, 2017. Loan production remains strong, supported by analytics and expansion markets of Tampa, Orlando, and South Florida.

•	For the third consecutive quarter, consumer and small business originations reached record highs, resulting in an increase of 20% from the prior quarter to $125.9 million.

•	Commercial originations were $131.0 million compared to $140.4 million in the prior quarter. Towards the end of the quarter, $16 million in production slid to fourth quarter, and was closed in October.

•	We continue to prudently manage commercial real estate exposure. Construction and land development and commercial real estate loans remain well below regulatory guidance at 59% and 199% of total risk based capital, respectively.

•	Closed residential loans retained increased 5% quarter-over-quarter to $78.7 million.

•	Pipelines (loans in underwriting and approval or approved and not yet closed) remained strong, totaling $315.2 million.

•	Consumer and small business pipelines reached a new peak of $59.7 million, an increase of 13% sequentially and 27% compared to the prior year.

•	Commercial pipelines were $196.5 million, an increase of 1% sequentially and an increase of 26% compared to the prior year.

•	Residential pipelines were $58.9 million, down $4.8 million from the prior quarter.

•	Total deposits were $4.6 billion as of September 30, 2018, a decrease of $54 million sequentially and an increase of $531 million, or 13%, from the prior year.

•	Excluding acquired deposits, noninterest bearing deposits increased 8% while total deposits increased 4% compared to September 30, 2017.

•	Despite the impact of seasonal trends on overall deposits, year-over-year, interest bearing deposits (interest bearing demand, savings and money market deposits) increased $216 million, or 10%, to $2.4 billion, noninterest bearing demand deposits increased $205 million, or 16%, to $1.5 billion, and CDs increased $199 million, or 55%, to $561 million.

•	The Company’s balance sheet continues to be primarily core deposit funded. Core customer funding was $4.1 billion at September 30, 2018, flat compared to June 30, 2018 and an increase of 13% compared to September 30, 2017.

•	Overall cost of deposits remains low at 43 basis points, an increase of only 4 basis points from the prior quarter.

•	Third quarter return on average tangible assets (ROTA) was 1.18%, compared to 1.24% in the prior quarter and 1.12% in the third quarter of 2017. Adjusted ROTA[1] was 1.22% compared to 1.28% in the prior quarter and 1.16% in the third quarter of 2017.

Capital

•	Third quarter return on average tangible common equity (ROTCE) was 12.04%, compared to 13.08% in the prior quarter and 12.45% in the third quarter of 2017. Adjusted ROTCE[1] was 12.43% compared to 13.49% in the prior quarter and 12.80% in the third quarter of 2017.

•	The common equity tier 1 capital ratio (CET1) was 13.1%, total capital ratio was 15.5% and the tier 1 leverage ratio was 11.3% at September 30, 2018.

[1]	Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

•	Tangible common equity to tangible assets was 9.85% at September 30, 2018, compared to 9.56% at June 30, 2018, and 9.13% at September 30, 2017.

Asset Quality

•	Nonperforming loans to total loans outstanding was 0.56% at September 30, 2018, 0.61% at June 30, 2018, and 0.38% at September 30, 2017.

•	Nonperforming assets to total assets was 0.52% at September 30, 2018, 0.58% at June 30, 2018 and 0.40% at September 30, 2017. Nonperforming assets decreased $3.8 million, the result of the sale of a single REO property. The remaining balance includes $3.1 million in closed branch properties held as REO.

•	The ratio of allowance for loan losses to total loans was 0.83% at September 30, 2018, 0.73% at June 30, 2018, and 0.77% at September 30, 2017. The ratio of allowance for loan losses to non-acquired loans was 0.98% at September 30, 2018, 0.88% at June 30, 2018, and 0.91% at September 30, 2017. The increase in coverage is primarily the result of a $3.1 million increase in the reserve for a single impaired loan.

•	Net charge-offs were $0.8 million or 0.08% for the current quarter compared to $1.7 million in the prior quarter. Net charge-offs for the four most recent quarters averaged 0.10%.

[1]	Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

FINANCIAL HIGHLIGHTS (Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	3Q'18	2Q'18	1Q'18	4Q'17	3Q'17
Selected Balance Sheet Data:
Total Assets	$5,930,934	$5,922,681	5,903,101	$5,810,129	$5,340,413
Gross Loans	4,059,323	3,974,016	3,897,125	3,817,377	3,384,991
Total Deposits	4,643,510	4,697,440	4,719,543	4,592,720	4,112,600

Performance Measures:
Net Income	$16,322	$16,964	18,027	$13,047	$14,216
Net Interest Margin	3.82%	3.77%	3.80%	3.71%	3.74%
Average Diluted Shares Outstanding	48,029	47,974	47,688	46,473	43,792
Diluted Earnings Per Share (EPS)	$0.34	$0.35	0.38	$0.28	$0.32
Return on (annualized):
Average Assets (ROA)	1.10%	1.16%	1.25%	0.91%	1.06%
Average Return on Tangible Assets (ROTA)	1.18	1.24	1.34	0.97	1.12
Average Tangible Common Equity (ROTCE)	12.04	13.08	14.41	10.69	12.45
Efficiency Ratio	57.04	58.41	57.80	63.95	58.93

Adjusted Operating Measures[1]:
Adjusted Net Income	$17,626	$18,268	19,298	$17,261	$15,145
Adjusted Diluted EPS	0.37	0.38	0.40	0.37	0.35
Adjusted ROTA	1.22%	1.28%	1.38%	1.23%	1.16%
Adjusted ROTCE	12.43	13.49	14.82	13.49	12.80
Adjusted Efficiency Ratio	56.29	57.31	57.05	52.55	57.69
Adjusted Noninterest Expenses as a
Percent of Average Tangible Assets	2.48	2.57	2.55	2.24	2.50
Other Data
Market capitalization[2]	$1,380,275	$1,489,411	1,243,644	$1,182,796	$1,039,506
Full-time equivalent employees	835	826	814	805	762
Number of ATMs	86	87	86	85	76
Full service banking offices	49	49	49	51	45
Registered online users	94,400	92,107	91,636	83,881	78,880
Registered mobile devices	73,300	69,038	65,336	62,516	58,032

[1]	Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”
[2]	Common shares outstanding multiplied by closing bid price on last day of each period

Vision 2020

We remain confident in our ability to achieve our Vision 2020 targets announced early last year.

Vision 2020 Targets
Return on Tangible Assets	1.30% +
Return on Tangible Common Equity	16% +
Efficiency Ratio	Below 50%

Third Quarter Strategic Highlights

Modernizing How We Sell

•	This quarter we saw record consumer and small business loan originations. The increase is attributable, in part, to our commitment to serving small businesses and the expansion of our Small Business Administration (SBA) program. On an organic basis, small businesses represent our fastest growing customer segment with 5% growth year-over year. This growth is supported by our proprietary Connections portal, which provides our teams with greater access and insight to customer service and sales opportunities to better meet customer needs.

•	Seacoast Wealth Management added almost $100 million in new assets under management year to date. On a net basis, assets under management have grown 21% year over year. The resulting trust and brokerage revenues continue to rise, with industry leading products including digital tools, and a growing sales and support team throughout the footprint.

Lowering Our Cost to Serve

•	We expect to consolidate five banking center locations in the fourth quarter in conjunction with the acquisition of First Green Bank and in alignment with our Vision 2020 objective of reducing our footprint to meet the evolving demands of our customers. Average deposits per branch are expected to surpass $100 million by year end.

•	New digital service enhancements launched in October include mobile approval capability for wire transfers, same day ACH, and card controls, providing even greater digital access for our customers.

•	We continue to aggressively move transactions from the branch network to digital, with 53% of transactions now originating through our digital channels.

Driving Improvements in How Our Business Operates

•	In the third quarter we launched a large-scale initiative to implement the fully digital loan origination platform across all business units. This follows our successful rollout of our fully digital mortgage banking origination platform. By investing in new technology, improving our digital offerings, and providing best in class analytics, we continue to create efficiency in our lending operations and increase the productivity of our Bankers.

•	Our expense control initiative launched at the end of the second quarter, designed to reduce overhead and help us become more streamlined in our approach, will continue into next year. We are targeting $7 million in expense reduction in 2019 which will be reinvested in expanding bankers in Tampa and South Florida, installation of fully digital loan origination platform, and development of digital direct fulfillment for small business lending. These investments will support growth and greater operating leverage into 2020.

Scaling and Evolving Our Culture

•	In August we announced Allen Brinkman as Market President and Head of Commercial Banking for the Tampa market. Brinkman brings senior leadership in a market that has significant opportunity for growth. Brinkman previously worked as President and CEO of SunTrust for the Tampa MSA.

•	On July 1, we implemented a $15 per hour minimum pay rate company-wide. Our associates are our most important strength, and paying nearly twice the state minimum wage supports our ability to attract and retain the best talent in the market.

OTHER INFORMATION

Conference Call Information

Seacoast will host a conference call on Friday, October 26, 2018 at 10:00 a.m. (Eastern Time) to discuss the earnings results. Investors may call in (toll-free) by dialing (888) 294-4838 (passcode: 7746 433). Charts will be used during the conference call and may be accessed at Seacoast's website at www.SeacoastBanking.com by selecting "Presentations" under the heading "News/Events" A replay of the call will be available for one month, beginning late afternoon of October 26, 2018 by dialing (888) 843-7419 (domestic) and using passcode: 7746 433#.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Investor Services." Beginning the afternoon of October 27, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $5.9 billion in assets and $4.6 billion in deposits as of September 30, 2018. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 49 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and seven commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the Company is available at http://www.Seacoastbanking.com/.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2017, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except per share data)	Quarterly Trends					Nine Months Ended

	3Q'18	2Q'18	1Q'18	4Q'17	3Q'17	3Q'18	3Q'17
Summary of Earnings
Net income	$16,322	$16,964	$18,027	$13,047	$14,216	$51,313	$29,818
Adjusted net income (1)	17,626	18,268	19,298	17,261	15,145	55,192	38,080
Net interest income (2)	51,709	50,294	49,853	48,402	45,903	151,856	128,600
Net interest margin (2), (3)	3.82%	3.77%	3.80%	3.71%	3.74%	3.79%	3.74%

Performance Ratios
Return on average assets-GAAP basis (3)	1.10%	1.16%	1.25%	0.91%	1.06%	1.17%	0.79%
Return on average tangible assets (3),(4)	1.18	1.24	1.34	0.97	1.12	1.25	0.85
Adjusted return on average tangible assets (1), (3), (4)	1.22	1.28	1.38	1.23	1.16	1.29	1.03

Return on average shareholders' equity-GAAP basis (3)	8.89	9.59	10.52	7.87	9.59	9.65	7.37
Return on average tangible shareholders' equity-GAAP basis (3),(4)	12.04	13.08	14.41	10.69	12.45	13.14	9.57
Adjusted return on average tangible common equity (1), (3), (4)	12.43	13.49	14.82	13.49	12.80	13.54	11.65
Efficiency ratio (5)	57.04	58.41	57.80	63.95	58.93	57.75	67.70
Adjusted efficiency ratio (1)	56.29	57.31	57.05	52.55	57.69	56.88	60.98
Noninterest income to total revenue	19.31	20.28	19.95	35.49	20.06	19.84	19.92
Tangible common equity to tangible assets	9.85	9.56	9.33	9.27	9.13	9.85	9.13
Loan-to-deposit ratio	86.25	83.51	84.10	82.54	85.18	84.62	85.18

Per Share Data
Net income diluted-GAAP basis	$0.34	$0.35	$0.38	$0.28	$0.32	$1.07	$0.70
Net income basic-GAAP basis	0.35	0.36	0.38	0.29	0.33	1.09	0.72
Adjusted earnings (1)	0.37	0.38	0.40	0.37	0.35	1.15	0.90

Book value per share common	15.50	15.18	14.94	14.70	13.66	15.50	13.66
Tangible book value per share	12.01	11.67	11.39	11.15	10.95	12.01	10.95
Cash dividends declared	—	—	—	—	—	—	—

(1) Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures."
(2) Calculated on a fully taxable equivalent basis using amortized cost.
(3) These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(4) The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
(5) Defined as (noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties)
divided by net operating revenue(net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).
(6) Common shares outstanding multiplied by closing bid price on last day of each period.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Dollars in thousands, except per share data)	3Q'18	2Q'18	1Q'18	4Q'17	3Q'17	3Q'18	3Q'17

Interest on securities:
Taxable	$9,582	$9,389	$9,361	$9,153	$8,823	$28,332	$25,289
Nontaxable	225	216	243	231	189	684	682
Interest and fees on loans	48,713	46,519	45,257	43,322	40,403	140,489	110,503
Interest on federal funds sold and other investments	634	585	616	638	664	1,835	1,778
Total Interest Income	59,154	56,709	55,477	53,344	50,079	171,340	138,252

Interest on deposits	2,097	1,988	1,538	1,246	930	5,623	2,408
Interest on time certificates	2,975	2,629	2,179	2,032	1,266	7,783	2,646
Interest on borrowed money	2,520	1,885	1,998	1,840	2,134	6,403	5,128
Total Interest Expense	7,592	6,502	5,715	5,118	4,330	19,809	10,182

Net Interest Income	51,562	50,207	49,762	48,226	45,749	151,531	128,070
Provision for loan losses	5,774	2,529	1,085	2,263	680	9,388	3,385
Net Interest Income After Provision for Loan Losses	45,788	47,678	48,677	45,963	45,069	142,143	124,685

Noninterest income:
Service charges on deposit accounts	2,833	2,674	2,672	2,566	2,626	8,179	7,483
Trust fees	1,083	1,039	1,021	941	967	3,143	2,764
Mortgage banking fees	1,135	1,336	1,402	1,487	2,138	3,873	4,962
Brokerage commissions and fees	444	461	359	273	351	1,264	1,079
Marine finance fees	194	446	573	313	137	1,213	597
Interchange income	3,119	3,076	2,942	2,836	2,582	9,137	7,747
BOLI income	1,078	1,066	1,056	1,100	836	3,200	2,326
Other	2,453	2,671	2,373	1,861	1,844	7,497	4,895
	12,339	12,769	12,398	11,377	11,481	37,506	31,853
Gain on sale of VISA stock	—	—	—	15,153	—	—	—
Securities gains/(losses), net	(48)	(48)	(102)	112	(47)	(198)	(26)
Total Noninterest Income	12,291	12,721	12,296	26,642	11,434	37,308	31,827

Noninterest expenses:
Salaries and wages	17,129	16,429	15,381	16,321	15,627	48,939	49,371
Employee benefits	3,205	3,034	3,081	2,812	2,917	9,320	8,920
Outsourced data processing costs	3,493	3,393	3,679	4,160	3,231	10,565	9,956
Telephone / data lines	624	643	612	538	573	1,879	1,753
Occupancy	3,214	3,316	3,117	3,265	2,447	9,647	10,025
Furniture and equipment	1,367	1,468	1,457	1,806	1,191	4,292	4,261
Marketing	1,139	1,344	1,252	1,490	1,298	3,735	3,294
Legal and professional fees	2,019	2,301	1,973	3,054	2,560	6,293	7,968
FDIC assessments	431	595	598	558	548	1,624	1,768
Amortization of intangibles	1,004	1,004	989	964	839	2,997	2,397
Foreclosed property expense and net (gain)/loss on sale	(136)	405	192	(7)	(297)	461	(293)
Other	3,910	4,314	4,833	4,223	3,427	13,057	11,312
Total Noninterest Expenses	37,399	38,246	37,164	39,184	34,361	112,809	110,732

Income Before Income Taxes	20,680	22,153	23,809	33,421	22,142	66,642	45,780
Income taxes	4,358	5,189	5,782	20,374	7,926	15,329	15,962

Net Income	$16,322	$16,964	$18,027	$13,047	$14,216	$51,313	$29,818

Per share of common stock:

Net income diluted	$0.34	$0.35	$0.38	$0.28	$0.32	$1.07	$0.70
Net income basic	0.35	0.36	0.38	0.29	0.33	1.09	0.72
Cash dividends declared	—	—	—	—	—	—	—

Average diluted shares outstanding	48,029,330	47,974,118	47,688,388	46,472,538	43,792,108	47,903,093	42,298,136
Average basic shares outstanding	47,205,383	47,164,909	46,951,829	45,541,099	43,151,248	47,108,302	41,626,356

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except share data)	2018	2018	2018	2017	2017

Assets
Cash and due from banks	$101,920	$123,927	$129,065	$104,039	$114,621
Interest bearing deposits with other banks	3,174	7,594	6,794	5,465	10,657
Total Cash and Cash Equivalents	105,094	131,521	135,859	109,504	125,278

Time deposits with other banks	9,813	10,562	12,553	12,553	14,591

Debt Securities:
Available for sale (at fair value)	923,206	954,906	982,958	949,460	990,299
Held to maturity (at amortized cost)	367,387	382,137	400,647	416,863	374,773
Total Debt Securities	1,290,593	1,337,043	1,383,605	1,366,323	1,365,072

Loans held for sale	16,172	14,707	20,887	24,306	29,447

Loans	4,059,323	3,974,016	3,897,125	3,817,377	3,384,991
Less: Allowance for loan losses	(33,865)	(28,924)	(28,118)	(27,122)	(26,232)
Net Loans	4,025,458	3,945,092	3,869,007	3,790,255	3,358,759

Bank premises and equipment, net	63,531	63,991	64,577	66,883	57,092
Other real estate owned	4,715	8,417	10,288	7,640	7,142
Goodwill	148,555	148,555	148,555	147,578	101,747
Other intangible assets, net	16,508	17,319	18,246	19,099	16,102
Bank owned life insurance	122,561	121,602	120,654	123,981	118,762
Net deferred tax assets	25,822	26,021	24,427	25,417	43,951
Other assets	102,112	97,851	94,443	116,590	102,356
Total Assets	$5,930,934	$5,922,681	$5,903,101	$5,810,129	$5,340,299

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$1,488,689	$1,463,652	$1,488,261	$1,400,227	$1,284,118
Interest-bearing demand	912,891	976,281	1,015,054	1,050,755	935,097
Savings	451,958	444,736	437,878	434,346	379,499
Money market	1,036,940	1,023,170	1,035,531	931,458	870,788
Other time certificates	411,208	413,643	410,108	414,277	288,398
Brokered time certificates	192,182	228,602	184,405	217,385	281,551
Time certificates of more than $250,000	149,642	147,356	148,306	144,272	73,149
Total Deposits	4,643,510	4,697,440	4,719,543	4,592,720	4,112,600

Securities sold under agreements to repurchase	189,035	200,050	173,249	216,094	142,153
Federal Home Loan Bank borrowings	261,000	205,000	208,000	211,000	389,000
Subordinated debt	70,734	70,664	70,591	70,521	70,451
Other liabilities	33,824	33,364	29,857	30,130	31,654
Total Liabilities	5,198,103	5,206,518	5,201,240	5,120,465	4,745,858

Shareholders' Equity
Common stock	4,727	4,716	4,698	4,693	4,351
Additional paid in capital	668,711	665,885	663,727	661,632	576,825
Retained earnings	81,112	64,790	47,825	29,914	16,161
Treasury stock	(2,854)	(2,884)	(2,279)	(2,359)	(1,730)
	751,696	732,507	713,971	693,880	595,607
Accumulated other comprehensive loss, net	(18,865)	(16,344)	(12,110)	(4,216)	(1,166)
Total Shareholders' Equity	732,831	716,163	701,861	689,664	594,441
Total Liabilities & Shareholders' Equity	$5,930,934	$5,922,681	$5,903,101	$5,810,129	$5,340,299

Common Shares Outstanding	47,269,692	47,163,109	46,983,165	46,917,735	43,512,179

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Dollars in thousands)	3Q'18	2Q'18	1Q'18	4Q'17	3Q'17
Credit Analysis
Net charge-offs (recoveries) - non-acquired loans	$800	$1,715	$117	$1,475	$612
Net charge-offs (recoveries) - acquired loans	(3)	(25)	(116)	(139)	(333)
Total net charge-offs (recoveries)	797	1,690	1	1,336	279

TDR valuation adjustments	$36	$33	$88	$37	$169

Net charge-offs (recoveries) to average loans - non-acquired loans	0.08%	0.17%	0.01%	0.16%	0.07%
Net charge-offs (recoveries) to average loans - acquired loans	—	—	(0.01)	(0.02)	(0.04)
Total net charge-offs (recoveries) to average loans	0.08	0.17	0.00	0.14	0.03

Loan loss provision - non-acquired loans	$5,640	$2,591	$1,383	$2,053	$795
Loan loss provision (recapture) - acquired loans	134	(62)	(298)	210	(115)
Total loan loss provision	$5,774	$2,529	$1,085	$2,263	$680

Allowance for loan losses - non-acquired loans	$33,188	$28,384	$27,541	$26,363	$25,822
Allowance for loan losses - acquired loans	677	540	577	759	410
Total allowance for loan losses	$33,865	$28,924	$28,118	$27,122	$26,232

Non-acquired loans at end of period	$3,383,571	$3,221,569	$3,063,618	$2,922,609	$2,837,490
Purchased noncredit impaired loans at end of period	662,701	739,232	819,814	877,351	537,057
Purchased credit impaired loans at end of period	13,051	13,215	13,693	17,417	10,443
Total loans	$4,059,323	$3,974,016	$3,897,125	$3,817,377	$3,384,990

Non-acquired loans allowance for loan losses to non-acquired loans at end of period	0.98%	0.88%	0.90%	0.90%	0.91%
Total allowance for loan losses to total loans at end of period	0.83	0.73	0.72	0.71	0.77
Acquired loans allowance for loan losses to acquired loans at end of period	0.10	0.07	0.07	0.08	0.07
Discount for credit losses to acquired loans at end of period	2.25	2.31	2.32	2.33	2.77

End of Period
Nonperforming loans - non-acquired	$18,998	$19,578	$12,628	$12,569	$10,877
Nonperforming loans - acquired	7,142	6,624	6,711	6,955	3,498
Other real estate owned - non-acquired	418	354	2,246	2,246	1,748
Other real estate owned - acquired	1,203	4,969	4,969	1,632	1,632
Bank branches closed included in other real estate owned	3,094	3,094	3,073	3,762	3,762
Total nonperforming assets	$30,855	$34,619	$29,627	$27,164	$21,517

Restructured loans (accruing)	$13,797	$14,241	$14,777	$15,559	$16,181

Nonperforming loans to loans at end of period - non-acquired	0.56%	0.61%	0.41%	0.43%	0.38%
Nonperforming loans to loans at end of period - acquired	1.06	0.88	0.81	0.78	0.64
Total nonperforming loans to loans at end of period	0.64	0.66	0.50	0.51	0.42

Nonperforming assets to total assets - non-acquired	0.38%	0.39%	0.30%	0.32%	0.30%
Nonperforming assets to total assets - acquired	0.14	0.19	0.20	0.15	0.09
Total nonperforming assets to total assets	0.52	0.58	0.50	0.47	0.40

Average Balances
Total average assets	$5,903,327	$5,878,035	$5,851,688	$5,716,230	$5,316,119
Less: Intangible assets	165,534	166,393	167,136	149,432	118,364
Total average tangible assets	$5,737,793	$5,711,642	$5,684,552	$5,566,798	$5,197,755

Total average equity	$728,290	$709,674	$695,240	$657,100	$587,919
Less: Intangible assets	165,534	166,393	167,136	149,432	118,364
Total average tangible equity	$562,756	$543,281	$528,104	$507,668	$469,555

	September 30,	June 30,	March 31,	December 31,	September 30,
LOANS	2018	2018	2018	2017	2017
Construction and land development	$376,257	$359,070	$374,244	$343,125	$245,151
Commercial real estate - Owner Occupied	829,368	812,306	796,898	791,408	688,224
Commercial real estate - Non-Owner Occupied	897,331	888,989	848,341	848,584	789,867
Residential real estate	1,152,640	1,103,946	1,065,152	1,038,810	941,169
Consumer	192,772	190,835	195,788	189,436	185,122
Commercial and financial	610,955	618,870	616,702	606,014	535,457
Total Loans	$4,059,323	$3,974,016	$3,897,125	$3,817,377	$3,384,990

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	3Q'18			2Q'18			3Q'17

	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$1,284,774	$9,582	2.98%	$1,324,280	$9,389	2.84%	$1,356,276	$8,823	2.60%
Nontaxable	31,411	283	3.60	32,055	273	3.41	26,256	290	4.42
Total Securities	1,316,185	9,865	3.00	1,356,335	9,662	2.85	1,382,532	9,113	2.64

Federal funds sold and other investments	51,255	634	4.91	49,387	585	4.75	76,773	664	3.43

Loans, net	4,008,527	48,802	4.83	3,948,460	46,549	4.73	3,407,376	40,456	4.70

Total Earning Assets	5,375,967	59,301	4.38	5,354,182	56,796	4.25	4,866,681	50,233	4.10

Allowance for loan losses	(29,259)			(29,234)			(26,299)
Cash and due from banks	110,929			110,549			99,864
Premises and equipment	63,771			64,445			57,023
Intangible assets	165,534			166,393			118,364
Bank owned life insurance	121,952			121,008			95,759
Other assets	94,433			90,692			104,727

Total Assets	$5,903,327			$5,878,035			$5,316,119

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$939,527	$426	0.18%	$996,929	$492	0.20%	$927,278	$273	0.12%
Savings	444,935	170	0.15	439,691	118	0.11	377,729	52	0.05
Money market	1,031,960	1,501	0.58	1,027,705	1,378	0.54	870,166	605	0.28
Time deposits	779,608	2,975	1.51	790,404	2,629	1.33	548,092	1,266	0.92
Federal funds purchased and securities
sold under agreements to repurchase	204,097	463	0.90	179,540	334	0.75	165,160	204	0.49
Federal Home Loan Bank borrowings	222,315	1,228	2.19	160,846	741	1.85	439,755	1,293	1.17
Other borrowings	70,694	829	4.65	70,623	810	4.60	70,409	637	3.59

Total Interest-Bearing Liabilities	3,693,136	7,592	0.82	3,665,738	6,502	0.71	3,398,589	4,330	0.51

Noninterest demand	1,451,751			1,473,331			1,276,779
Other liabilities	30,150			29,292			52,832
Total Liabilities	5,175,037			5,168,361			4,728,200

Shareholders' equity	728,290			709,674			587,919

Total Liabilities & Equity	$5,903,327			$5,878,035			$5,316,119

Cost of Deposits			0.43%			0.39%			0.22%
Interest expense as a % of earning assets			0.56%			0.49%			0.35%
Net interest income as a % of earning assets		$51,709	3.82%		$50,294	3.77%		$45,903	3.74%

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Nine Months Ended September 30,			Nine Months Ended September 30,
	2018			2017
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$1,323,164	$28,332	2.85%	$1,299,128	$25,289	2.60%
Nontaxable	32,031	863	3.59	27,388	1,047	5.10
Total Securities	1,355,195	29,195	2.87	1,326,516	26,336	2.65

Federal funds sold and other investments	52,253	1,835	4.70	68,766	1,778	3.46

Loans, net	3,943,617	140,635	4.77	3,199,408	110,668	4.62

Total Earning Assets	5,351,065	171,665	4.29	4,594,690	138,782	4.04

Allowance for loan losses	(28,660)			(25,211)
Cash and due from banks	111,781			101,858
Premises and equipment	64,708			58,401
Intangible assets	166,348			104,079
Bank owned life insurance	121,742			89,401
Other assets	90,888			111,661

Total Assets	$5,877,872			$5,034,879
0	0
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$979,148	$1,368	0.19%	$904,175	$698	0.10%
Savings	440,054	392	0.12	370,145	147	0.05
Money market	1,012,259	3,863	0.51	847,705	1,563	0.25
Time deposits	782,283	7,783	1.33	443,416	2,646	0.80
Federal funds purchased and securities
sold under agreements to repurchase	186,643	1,071	0.77	173,601	551	0.42
Federal Home Loan Bank borrowings	219,652	2,999	1.83	396,610	2,775	0.94
Other borrowings	70,623	2,333	4.42	70,342	1,802	3.43

Total Interest-Bearing Liabilities	3,690,662	19,809	0.72	3,205,994	10,182	0.42

Noninterest demand	1,446,488			1,248,290
Other liabilities	29,533			39,414
Total Liabilities	5,166,683			4,493,698

Shareholders' equity	711,189			541,181

Total Liabilities & Equity	$5,877,872			$5,034,879

Cost of Deposits			0.38%			0.22%
Interest expense as a % of earning assets			0.49%			0.30%
Net interest income as a % of earning assets		$151,856	3.79%		$128,600	3.74%

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017

Customer Relationship Funding
Noninterest demand
Commercial	$1,182,018	$1,154,225	$1,163,119	$1,073,539	$997,749
Retail	233,472	236,838	252,055	253,454	217,809
Public funds	42,474	44,182	49,014	50,837	43,686
Other	30,725	28,407	24,073	22,397	24,874
	1,488,689	1,463,652	1,488,261	1,400,227	1,284,118
Interest-bearing demand
Commercial	167,865	181,646	164,359	157,272	156,176
Retail	655,429	681,615	700,262	702,616	670,705
Public funds	89,597	113,020	150,433	190,867	108,216
	912,891	976,281	1,015,054	1,050,755	935,097
Total transaction accounts
Commercial	1,349,883	1,335,871	1,327,478	1,230,811	1,153,925
Retail	888,901	918,453	952,317	956,070	888,514
Public funds	132,071	157,202	199,447	241,704	151,902
Other	30,725	28,407	24,073	22,397	24,874
	2,401,580	2,439,933	2,503,315	2,450,982	2,219,215

Savings	451,958	444,736	437,878	434,346	379,499

Money market
Commercial	423,304	408,005	410,527	375,471	360,567
Retail	524,415	522,783	522,882	471,086	431,325
Public funds	89,221	92,382	102,122	84,901	78,896
	1,036,940	1,023,170	1,035,531	931,458	870,788

Brokered time certificates of deposit	192,182	228,602	184,405	217,385	281,551
Other time certificates of deposit	560,850	560,999	558,414	558,549	361,547
	753,032	789,601	742,819	775,934	643,098
Total Deposits	$4,643,510	$4,697,440	$4,719,543	$4,592,720	$4,112,600

Customer sweep accounts	$189,035	$200,050	$173,249	$216,094	$142,153

Total core customer funding (1)	$4,079,513	$4,107,889	$4,149,973	$4,032,880	$3,611,655

(1)	Total deposits and customer sweep accounts, excluding certificates of deposit.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Dollars in thousands except per share data)	3Q'18	2Q'18	1Q'18	4Q'17	3Q'17	3Q'18	3Q'17

Net income	$16,322	$16,964	$18,027	$13,047	$14,216	$51,313	$29,818
Gain on sale of VISA stock	—	—	—	(15,153)	—	—	—
Securities (gains)/losses, net	48	48	102	(112)	47	198	26
Total Adjustments to Revenue	48	48	102	(15,265)	47	198	26

Merger related charges	482	695	470	6,817	491	1,647	6,105
Amortization of intangibles	1,004	1,004	989	963	839	2,997	2,397
Business continuity expenses - Hurricane Irma	—	—	—	—	352	—	352
Branch reductions and other expense initiatives	—	—	—	—	(127)	—	4,321
Total Adjustments to Noninterest Expense	1,486	1,699	1,459	7,780	1,555	4,644	13,175

Effective tax rate on adjustments	(230)	(443)	(538)	3,147	(673)	(1,211)	(4,939)
Effect of change in corporate tax rate	—	—	248	8,552	—	248	—
Adjusted Net Income	$17,626	$18,268	$19,298	$17,261	$15,145	$55,192	$38,080
Earnings per diluted share, as reported	0.34	0.35	0.38	0.28	0.32	1.07	0.70
Adjusted Earnings per Diluted Share	0.37	0.38	0.40	0.37	0.35	1.15	0.90
Average shares outstanding (000)	$48,029	$47,974	$47,688	$46,473	$43,792	$47,903	$42,298
Revenue	63,853	62,928	62,058	74,868	57,183	188,839	159,897
Total Adjustments to Revenue	48	48	102	(15,265)	47	198	26
Adjusted Revenue	63,901	62,976	62,160	59,603	57,230	189,037	159,923

Noninterest Expense	37,399	38,246	37,164	39,184	34,361	112,809	110,732
Total Adjustments to Noninterest Expense	1,486	1,699	1,459	7,780	1,555	4,644	13,175
Adjusted Noninterest Expense	35,913	36,547	35,705	31,404	32,806	108,165	97,557

Adjusted Noninterest Expense	35,913	36,547	35,705	31,404	32,806	108,165	97,557
Foreclosed property expense and net (gain)/loss on sale	(137)	405	192	(7)	(298)	460	(294)
Net Adjusted Noninterest Expense	36,050	36,142	35,513	31,411	33,102	107,705	97,851

Adjusted Revenue	63,901	62,976	62,160	59,603	57,230	189,037	159,923
Impact of FTE adjustment	147	87	91	174	154	325	529
Adjusted Revenue on a fully taxable equivalent basis	64,048	63,063	62,251	59,777	57,384	189,362	160,452
Adjusted Efficiency Ratio	56.3%	57.3%	57.1%	52.6%	57.7%	56.9%	61.0%

Average Assets	$5,903,327	$5,878,035	$5,851,688	$5,716,230	$5,316,119	$5,877,872	$5,034,879
Less average goodwill and intangible assets	(165,534)	(166,393)	(167,136)	(149,432)	(118,364)	(166,348)	(104,079)
Average Tangible Assets	$5,737,793	$5,711,642	$5,684,552	$5,566,798	$5,197,755	$5,711,524	$4,930,800

Return on Average Assets (ROA)	1.10%	1.16%	1.25%	0.91%	1.06%	1.17%	0.79%
Impact of removing average intangible assets and related amortization	0.08	0.08	0.09	0.06	0.06	0.08	0.06
Return on Tangible Average Assets (ROTA)	1.18	1.24	1.34	0.97	1.12	1.25	0.85
Impact of other adjustments for Adjusted Net Income	0.04	0.04	0.04	0.26	0.04	0.04	0.18
Adjusted Return on Average Tangible Assets	1.22	1.28	1.38	1.23	1.16	1.29	1.03
Average Shareholders' Equity	$728,290	$709,674	$695,240	$657,100	$587,919	$711,189	$541,181
Less average goodwill and intangible assets	(165,534)	(166,393)	(167,136)	(149,432)	(118,364)	(166,348)	(104,079)
Average Tangible Equity	$562,756	$543,281	$528,104	$507,668	$469,555	$544,841	$437,102

Return on Average Shareholders' Equity	8.9%	9.6%	10.5%	7.9%	9.6%	9.6%	7.4%
Impact of removing average intangible assets and related amortization	3.5	3.5	3.9	2.8	2.9	3.5	2.2
Return on Average Tangible Common Equity (ROTCE)	12.0	13.1	14.4	10.7	12.5	13.1	9.6
Impact of other adjustments for Adjusted Net Income	0.4	0.4	0.4	2.8	0.3	0.4	2.0
Adjusted Return on Average Tangible Common Equity	12.4	13.5	14.8	13.5	12.8	13.5	11.6